Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Fourth Quarter and Full Year 2019 Results

Fourth Quarter 2019 Key Performance Indicators

•	Earnings per share ("EPS") increased 13% year-over-year to $1.53.

◦	Net Income increased 5% year-over-year to $127 million.

•	EPS Prior to Amortization of Intangible Assets** increased 13% year-over-year to $1.68.

•	Total Brokerage and Advisory Assets increased 22% year-over-year to $764 billion.

•	Total organic net new assets were an inflow of $8.8 billion, translating to a 4.9% annualized growth rate.

◦	Organic net new advisory assets were an inflow of $9.6 billion, translating to an 11.4% annualized growth rate.

◦	Organic net new brokerage assets were an outflow of $0.8 billion, translating to a (0.9)% annualized growth rate.

◦	Recruited Assets(1) were $10.6 billion, contributing to a trailing twelve-month total of $35.0 billion.

◦	Advisor count was 16,464, up 115 sequentially, and year-to-date production retention rate was 96.5%.

▪	Advisor count was up 554 year-over-year prior to the impact of a hybrid firm that formed its own broker-dealer and departed.

•	Total client cash balances were $33.7 billion, up $2.5 billion or 8% sequentially.

◦	Client cash balances as a percentage of total assets were 4.4%, up from 4.3% in Q3.

•	Gross Profit** increased 6% year-over-year to $538 million.

•	EBITDA** increased 4% year-over-year to $242 million.

◦	EBITDA** as a percentage of Gross Profit** was 45%, down from 46% a year ago.

◦	Core G&A** increased 6% year-over-year to $230 million, up 7% sequentially.

•	Shareholder capital returns were $140 million, translating to $1.70 per share.

◦	Share repurchases were $120 million for 1.4 million shares at an average purchase price of $85.06.

◦	Weighted-average fully diluted share count was 82.7 million, down 6% year-over-year.

◦	Dividends were $20 million.

•	Cash available for corporate use was $204 million.

•	Credit Agreement Net Leverage Ratio(2) was 2.05x.

Full Year 2019 Key Performance Indicators

•	EPS increased 36% year-over-year to $6.62.

◦	Net Income increased 27% year-over-year to $560 million.

•	EPS prior to Amortization of Intangible Assets** increased 35% year-over-year to $7.17.

•	Total organic net new assets were $23.8 billion, translating to a 3.8% annualized growth rate, up from 2.3% in 2018.

•	Gross Profit** increased 12% year-over-year to $2.17 billion.

•	EBITDA** increased 20% year-over-year to $1.04 billion.

◦	EBITDA** as a percentage of Gross Profit** was 48%, up from 44% a year ago.

◦	Core G&A** was $868 million, up 6% year-over-year. This included $3 million of expenses related to the acquisition of Allen & Company*.

•	Shareholder capital returns were $583 million, translating to $6.89 per share.

◦	Share repurchases were $500 million for 6.4 million shares at an average purchase price of $77.96.

◦	Weighted-average fully diluted share count was 84.6 million, down 7% year-over-year.

◦	Dividends were $83 million.

Key Updates

•	Shifted $3.3 billion of Insured Cash Accounts (ICA) balances to fixed rate contracts in Q4 which brought fixed rate balances to $12.3 billion, or ~50% of the total ICA portfolio, up from ~40% in Q3.

•	2019 Core G&A** was $868 million, which translates to a ~6% growth rate from 2018 and within our outlook range of $860 to $870 million.

•	Established 2020 Core G&A** outlook range of $915 to $940 million, which translates to a ~5.5% to 8% growth rate from 2019.

SAN DIEGO - January 30, 2020 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its fourth quarter ended December 31, 2019, reporting net income of $127 million, or $1.53 per share. This compares with $120 million, or $1.36 per share, in the fourth quarter of 2018 and $132 million, or $1.57 per share, in the prior quarter.

“In 2019, we delivered another year of solid business and financial growth, including increases in assets, organic growth, and earnings,” said Dan Arnold, President and CEO. “As we look ahead to 2020, we remain focused on executing our strategy of winning in our traditional markets, deploying new affiliation models, creating an industry-leading service experience, and innovating on a new layer of value for our advisors’ practices.  We believe this approach will drive long-term value across our stakeholders.”

“We continued to build financial and balance sheet strength in 2019,” said Matt Audette, CFO. “We invested to drive growth while staying disciplined on expenses, extended the duration of our cash sweep portfolio, refinanced our debt, and returned capital to our shareholders. Going forward, we plan to continue to deploy capital to drive growth, take advantage of M&A opportunities when appropriate, and create long-term shareholder value.”

Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on March 31, 2020 stockholders of record as of March 18, 2020.

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, January 30. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 4628048, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until February 6 and February 20, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 4628048.
About LPL Financial
LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker-dealer+. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow their practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com

+Based on total revenues, Financial Planning magazine June 1996-2019.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
*Allen & Company of Florida, LLC (“Allen & Company”)

**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of amortization of intangible assets. The per share impact is calculated as amortization of intangible assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 34 on page 20 of this release.
Gross Profit is calculated as net revenues, which were $1,448 million for the three months ended December 31, 2019, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $894 million and $16 million, respectively, for the three months ended December 31, 2019. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s Gross Profit amounts do not include any depreciation and amortization expense, the Company considers its Gross Profit amounts to be non-GAAP financial measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $1,248 million for the three months ended December 31, 2019, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 7 on page 17 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest and other expense, income tax expense, depreciation and amortization and amortization of intangible assets. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization, amortization of intangible assets, and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies. For a reconciliation of Credit Agreement EBITDA to Net Income, please see footnote 23 on page 19 of this release.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2020 Core G&A** outlook), future capabilities and affiliation models, future advisor service experience, future capital deployment and long-term shareholder value, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of January 30, 2020. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's client cash programs; the Company's strategy and success in managing client cash program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations and the implementation of Regulation BI (Best Interest); the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves; changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements, and/or efficiencies expected to result from its initiatives, acquisitions and programs, and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2018 Annual Report on Form 10-K, as may be amended or updated in the Company's 2019 Annual Report on Form 10K, Quarterly Reports on Form 10-Q or other filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2019	2018	% Change	2019	2018	% Change
REVENUES
Commission	$476,920	$469,923	1%	$1,892,407	$1,919,694	(1%)
Advisory	533,259	474,102	12%	1,982,869	1,793,493	11%
Asset-based	288,925	265,681	9%	1,165,979	972,515	20%
Transaction and fee	118,291	119,254	(1%)	480,328	471,299	2%
Interest income, net of interest expense	10,966	11,784	(7%)	46,508	40,210	16%
Other	19,534	(23,702)	n/m	56,765	(8,811)	n/m
Total net revenues	1,447,895	1,317,042	10%	5,624,856	5,188,400	8%
EXPENSES
Commission and advisory	893,831	793,310	13%	3,388,186	3,177,576	7%
Compensation and benefits	149,128	132,766	12%	556,128	506,650	10%
Promotional	51,050	45,141	13%	205,537	208,603	(1%)
Depreciation and amortization	25,663	21,897	17%	95,779	87,656	9%
Amortization of intangible assets	16,631	15,672	6%	65,334	60,252	8%
Occupancy and equipment	35,320	30,750	15%	136,163	115,598	18%
Professional services	17,772	24,428	(27%)	73,887	85,651	(14%)
Brokerage, clearing and exchange	15,927	16,000	—%	64,445	63,154	2%
Communications and data processing	12,465	11,776	6%	49,859	46,322	8%
Other	30,569	31,103	(2%)	114,546	119,278	(4%)
Total operating expenses	1,248,356	1,122,843	11%	4,749,864	4,470,740	6%
Non-operating interest expense and other	31,384	31,756	(1%)	130,001	125,023	4%
Loss on extinguishment of debt	3,156	—	n/m	3,156	—	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	164,999	162,443	2%	741,835	592,637	25%
PROVISION FOR INCOME TAXES	38,323	42,145	(9%)	181,955	153,178	19%
NET INCOME	$126,676	$120,298	5%	$559,880	$439,459	27%
EARNINGS PER SHARE
Earnings per share, basic	$1.57	$1.40	12%	$6.78	$4.99	36%
Earnings per share, diluted	$1.53	$1.36	13%	$6.62	$4.85	36%
Weighted-average shares outstanding, basic	80,701	85,976	(6%)	82,552	88,119	(6%)
Weighted-average shares outstanding, diluted	82,695	88,163	(6%)	84,624	90,619	(7%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q4 2019	Q3 2019	Q2 2019
REVENUES
Commission	$476,920	$474,993	$479,135
Advisory	533,259	514,363	481,309
Asset-based	288,925	292,140	288,551
Transaction and fee	118,291	121,222	118,335
Interest income, net of interest expense	10,966	11,531	11,690
Other	19,534	1,276	10,737
Total net revenues	1,447,895	1,415,525	1,389,757
EXPENSES
Commission and advisory	893,831	856,635	838,022
Compensation and benefits	149,128	138,300	131,788
Promotional	51,050	61,715	41,423
Depreciation and amortization	25,663	24,062	22,584
Amortization of intangible assets	16,631	16,286	16,249
Occupancy and equipment	35,320	34,417	33,320
Professional services	17,772	17,666	18,837
Brokerage, clearing and exchange expense	15,927	16,380	15,994
Communications and data processing	12,465	12,535	12,532
Other	30,569	27,599	29,975
Total operating expenses	1,248,356	1,205,595	1,160,724
Non-operating interest expense and other	31,384	31,944	33,957
Loss on extinguishment of debt	3,156	—	—
INCOME BEFORE PROVISION FOR INCOME TAXES	164,999	177,986	195,076
PROVISION FOR INCOME TAXES	38,323	46,272	48,984
NET INCOME	$126,676	$131,714	$146,092
EARNINGS PER SHARE
Earnings per share, basic	$1.57	$1.61	$1.75
Earnings per share, diluted	$1.53	$1.57	$1.71
Weighted-average shares outstanding, basic	80,701	81,833	83,247
Weighted-average shares outstanding, diluted	82,695	83,844	85,350

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	December 31, 2019	September 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$590,209	$929,536	$511,096
Cash segregated under federal and other regulations	822,697	526,741	985,195
Restricted cash	58,872	52,406	65,828
Receivables from:
Clients, net of allowance	433,986	418,976	412,944
Product sponsors, broker-dealers, and clearing organizations	177,654	171,151	166,793
Advisor loans, net of allowance	441,743	397,653	298,821
Others, net of allowance	298,790	268,262	248,711
Securities owned:
Trading — at fair value	46,447	32,774	29,267
Held-to-maturity — at amortized cost	11,806	13,043	13,001
Securities borrowed	17,684	10,231	4,829
Fixed assets, net of accumulated depreciation and amortization	533,044	504,410	461,418
Operating lease assets	102,477	104,305	—
Goodwill	1,503,648	1,502,679	1,490,247
Intangible assets, net of accumulated amortization	439,838	456,469	484,171
Other assets	401,343	351,912	305,147
Total assets	$5,880,238	$5,740,548	$5,477,468
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$218,636	$141,423	$225,034
Payables to clients	1,058,873	1,119,575	950,946
Payables to broker-dealers and clearing organizations	92,002	85,341	76,180
Accrued commission and advisory expenses payable	174,330	162,104	164,211
Accounts payable and accrued liabilities	557,969	487,399	478,644
Income taxes payable	20,129	7,146	32,990
Unearned revenue	82,842	85,003	80,524
Securities sold, but not yet purchased — at fair value	176	206	169
Long-term borrowing, net of unamortized debt issuance cost	2,398,818	2,360,218	2,371,808
Operating lease liabilities	141,900	144,194	—
Finance lease liabilities	108,592	107,184	—
Leasehold financing and capital lease obligations	—	—	104,564
Deferred income taxes, net	2,098	20,805	18,325
Total liabilities	4,856,365	4,720,598	4,503,395
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 126,494,028 shares issued at December 31, 2019	126	126	125
Additional paid-in capital	1,703,973	1,687,021	1,634,337
Treasury stock, at cost — 46,259,989 shares at December 31, 2019	(2,234,793)	(2,114,814)	(1,730,535)
Retained earnings	1,554,567	1,447,617	1,070,146
Total stockholders’ equity	1,023,873	1,019,950	974,073
Total liabilities and stockholders’ equity	$5,880,238	$5,740,548	$5,477,468

LPL Financial Holdings Inc.
Management's Statements of Operations(3)
(In thousands, except per share data)
(Unaudited)
Certain information presented on pages 9-16 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 4 of this release.

	Quarterly Results
	Q4 2019	Q3 2019	% Change	Q4 2018	% Change
Gross Profit(3)
Sales-based commissions	$193,980	$194,342	—%	$199,468	(3%)
Trailing commissions	282,940	280,651	1%	270,455	5%
Advisory	533,259	514,363	4%	474,102	12%
Commission and advisory fees	1,010,179	989,356	2%	944,025	7%
Production based payout(4)	(876,654)	(857,384)	2%	(818,382)	7%
Commission and advisory fees, net of payout	133,525	131,972	1%	125,643	6%
Client cash	155,322	162,517	(4%)	147,774	5%
Other asset-based(5)	133,603	129,623	3%	117,907	13%
Transaction and fee	118,291	121,222	(2%)	119,254	(1%)
Interest income and other, net(6)	13,323	13,556	(2%)	13,154	1%
Total net commission and advisory fees and attachment revenue	554,064	558,890	(1%)	523,732	6%
Brokerage, clearing, and exchange expense	(15,927)	(16,380)	(3%)	(16,000)	—%
Gross Profit(3)	538,137	542,510	(1%)	507,732	6%

G&A Expense
Core G&A(7)	230,182	215,198	7%	216,185	6%
Regulatory charges	7,893	7,905	n/m	9,593	n/m
Promotional	51,050	61,715	(17%)	45,141	13%
Employee share-based compensation	7,179	7,414	(3%)	5,045	42%
Total G&A	296,304	292,232	1%	275,964	7%
EBITDA(3)	241,833	250,278	(3%)	231,768	4%
Depreciation and amortization	25,663	24,062	7%	21,897	17%
Amortization of intangible assets	16,631	16,286	2%	15,672	6%
Non-operating interest expense and other	31,384	31,944	(2%)	31,756	(1%)
Loss on extinguishment of debt	3,156	—	n/m	—	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	164,999	177,986	(7%)	162,443	2%
PROVISION FOR INCOME TAXES	38,323	46,272	(17%)	42,145	(9%)
NET INCOME	$126,676	$131,714	(4%)	$120,298	5%
Earnings per share, diluted	$1.53	$1.57	(3%)	$1.36	13%
Weighted-average shares outstanding, diluted	82,695	83,844	(1%)	88,163	(6%)
EPS Prior to Amortization of Intangible Assets(3)(34)	$1.68	$1.71	(2%)	$1.49	13%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend(3)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q4 2019	Q3 2019	Q2 2019
Gross Profit(3)
Sales-based commissions	$193,980	$194,342	$203,531
Trailing commissions	282,940	280,651	275,604
Advisory	533,259	514,363	481,309
Commission and advisory fees	1,010,179	989,356	960,444
Production based payout(4)	(876,654)	(857,384)	(831,178)
Commission and advisory fees, net of payout	133,525	131,972	129,266
Client cash	155,322	162,517	161,815
Other asset-based(5)	133,603	129,623	126,736
Transaction and fee	118,291	121,222	118,335
Interest income and other, net (6)	13,323	13,556	15,583
Total net commission and advisory fees and attachment revenue	554,064	558,890	551,735
Brokerage, clearing, and exchange expense	(15,927)	(16,380)	(15,994)
Gross Profit(3)	538,137	542,510	535,741

G&A Expense
Core G&A(7)	230,182	215,198	210,514
Regulatory charges	7,893	7,905	8,632
Promotional	51,050	61,715	41,423
Employee share-based compensation	7,179	7,414	7,306
Total G&A	296,304	292,232	267,875
EBITDA(3)	241,833	250,278	267,866
Depreciation and amortization	25,663	24,062	22,584
Amortization of intangible assets	16,631	16,286	16,249
Non-operating interest expense and other	31,384	31,944	33,957
Loss on extinguishment of debt	3,156	—	—
INCOME BEFORE PROVISION FOR INCOME TAXES	164,999	177,986	195,076
PROVISION FOR INCOME TAXES	38,323	46,272	48,984
NET INCOME	$126,676	$131,714	$146,092
Earnings per share, diluted	$1.53	$1.57	$1.71
Weighted-average shares outstanding, diluted	82,695	83,844	85,350
EPS Prior to Amortization of Intangible Assets(3)(34)	$1.68	$1.71	$1.85

LPL Financial Holdings Inc.
Operating Measures(3)
(Dollars in billions, except where noted) (Unaudited)

	Q4 2019	Q3 2019	Change	Q4 2018	Change
Market Drivers
S&P 500 Index (end of period)	3,231	2,977	9%	2,507	29%
Fed Funds Daily Effective Rate (FFER) (average bps)	165	220	(55bps)	222	(57bps)

Assets
Advisory Assets(8)	$365.8	$338.0	8%	$282.0	30%
Brokerage Assets(9)	398.6	381.3	5%	346.0	15%
Total Brokerage and Advisory Assets	$764.4	$719.3	6%	$628.1	22%
Advisory % of Total Brokerage and Advisory Assets	47.8%	47.0%	80bps	44.9%	290bps

Assets by Platform
Corporate Platform Advisory Assets(10)	$228.3	$209.4	9%	$172.3	33%
Hybrid Platform Advisory Assets(11)	137.5	128.6	7%	109.7	25%
Brokerage Assets	398.6	381.3	5%	346.0	15%
Total Brokerage and Advisory Assets	$764.4	$719.3	6%	$628.1	22%

Centrally Managed Assets
Centrally Managed Assets(12)	$52.4	$47.8	10%	$38.5	36%
Centrally Managed % of Total Advisory Assets	14.3%	14.1%	20bps	13.7%	60bps

LPL Financial Holdings Inc.
Operating Measures(3)
(Dollars in billions, except where noted) (Unaudited)

	Q4 2019	Q3 2019	Change	Q4 2018	Change
Net New Assets (NNA)
Net New Advisory Assets(13)	$9.6	$9.2	n/m	$5.0	n/m
Net New Brokerage Assets(14)	(0.8)	0.6	n/m	0.9	n/m
Total Net New Assets	$8.8	$9.9	n/m	$5.9	n/m

Net New Assets (NNA) Prior to Allen & Co.
Net New Advisory Assets	$9.6	$8.2	n/m	$5.0	n/m
Net New Brokerage Assets	(0.8)	(1.2)	n/m	0.9	n/m
Total Net New Assets	$8.8	$7.0	n/m	$5.9	n/m

Net Brokerage to Advisory Conversions(15)	$1.9	$1.7	n/m	$1.4	n/m
Advisory NNA Annualized Growth Prior to Allen & Co.(16)	11.4%	10.0%	n/m	6.5%	n/m
Total NNA Annualized Growth, Prior to Allen & Co.(16)	4.9%	4.0%	n/m	3.5%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(17)	$7.5	$6.6	n/m	$5.1	n/m
Hybrid Platform Net New Advisory Assets(18)	2.1	2.6	n/m	(0.2)	n/m
Total Net New Advisory Assets	$9.6	$9.2	n/m	$5.0	n/m
Centrally Managed Net New Advisory Assets(19)	$2.0	$1.9	n/m	$1.4	n/m

Client Cash Balances
Insured Cash Account Balances	$24.4	$22.2	10%	$24.8	(2%)
Deposit Cash Account Balances	5.0	4.6	9%	5.1	(2%)
Total Insured Sweep Balances	29.4	26.8	10%	29.9	(2%)
Money Market Account Cash Balances	1.9	2.6	(27%)	4.9	(61%)
Purchased Money Market Funds	2.4	1.8	33%	—	—%
Total Money Market Balances	4.3	4.4	(2%)	4.9	(12%)
Total Client Cash Balances	$33.7	$31.2	8%	$34.9	(3%)
Client Cash Balances % of Total Assets	4.4%	4.3%	10bps	5.6%	(120bps)

Client Cash Balance Average Fees
Insured Cash Account Average Fee - bps(20)	222	241	(19)	215	7
Deposit Cash Account Average Fee - bps(20)	184	217	(33)	207	(23)
Money Market Account Average Fee - bps(20)	69	68	1	75	(6)
Purchased Money Market Fund Average Fee - bps(20)	29	29	n/m	—	n/m
Total Client Cash Balance Average Fee - bps(20)	193	211	(18)	196	(3)

Net Buy (Sell) Activity(21)	$9.8	$9.0	n/m	$2.3	n/m

LPL Financial Holdings Inc.
Monthly Metrics(3)
(Dollars in billions, except where noted)
(Unaudited)

	December 2019	November 2019	Nov to Dec Change	October 2019	September 2019
Assets Served
Advisory Assets(8)	$365.8	$354.9	3.1%	$345.3	$338.0
Brokerage Assets(9)	398.6	392.9	1.5%	386.5	381.3
Total Brokerage and Advisory Assets	$764.4	$747.8	2.2%	$731.7	$719.3

Net New Assets (NNA)
Net New Advisory Assets(13)	$3.8	$2.9	n/m	$3.0	$2.2
Net New Brokerage Assets(14)	(0.9)	(0.3)	n/m	0.3	(0.4)
Total Net New Assets	$2.9	$2.6	n/m	$3.3	$1.8
Net Brokerage to Advisory Conversions(15)	$0.6	$0.7	n/m	$0.6	$0.5

Client Cash Balances
Insured Cash Account Balances	$24.4	$22.9	6.6%	$22.6	$22.2
Deposit Cash Account Balances	5.0	4.6	8.7%	4.6	4.6
Total Insured Sweep Balances	29.4	27.5	6.9%	27.2	26.8
Money Market Account Cash Balances	1.9	2.0	(5.0%)	2.3	2.6
Purchased Money Market Funds	2.4	2.2	9.1%	2.1	1.8
Total Money Market Balances	4.3	4.3	—%	4.4	4.4
Total Client Cash Balances	$33.7	$31.8	6.0%	$31.6	$31.2

Net Buy (Sell) Activity(21)	$3.2	$3.3	(3.0%)	$3.3	$2.9

Market Indices
S&P 500 Index (end of period)	3,231	3,141	2.9%	3,038	2,977
Fed Funds Effective Rate (average bps)	155	155	—	183	205

LPL Financial Holdings Inc.
Financial Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2019	Q3 2019	Change	Q4 2018	Change
Commission Revenue by Product
Annuities	$244,249	$252,433	(3%)	$247,212	(1%)
Mutual funds	150,697	148,672	1%	145,780	3%
Fixed income	34,647	30,917	12%	29,201	19%
Equities	21,233	20,149	5%	22,752	(7%)
Other	26,094	22,822	14%	24,978	4%
Total commission revenue	$476,920	$474,993	—%	$469,923	1%

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Annuities	$86,141	$95,236	(10%)	$99,441	(13%)
Mutual funds	37,611	36,358	3%	33,687	12%
Fixed income	28,642	24,950	15%	23,504	22%
Equities	21,233	20,149	5%	22,752	(7%)
Other	20,353	17,649	15%	20,084	1%
Total sales-based commissions	$193,980	$194,342	—%	$199,468	(3%)
Trailing commissions
Annuities	$158,108	$157,197	1%	$147,771	7%
Mutual funds	113,086	112,314	1%	112,093	1%
Fixed income	6,005	5,967	1%	5,697	5%
Other	5,741	5,173	11%	4,894	17%
Total trailing commissions	$282,940	$280,651	1%	$270,455	5%
Total commission revenue	$476,920	$474,993	—%	$469,923	1%

Payout Rate
Base Payout Rate	82.82%	83.05%	(23bps)	82.81%	1bps
Production Based Bonuses	3.96%	3.61%	35bps	3.88%	8bps
Total Payout Ratio	86.78%	86.66%	12bps	86.69%	9bps

LPL Financial Holdings Inc.
Capital Management Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2019		Q3 2019
Cash Available for Corporate Use(22)
Cash at Parent	$115,252		$86,987
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	66,842		117,355
Other Available Cash	21,597		22,601
Total Cash Available for Corporate Use	$203,691		$226,943

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,415,000		$2,370,000
Cash Available (up to $300 million)	203,691		226,943
Credit Agreement Net Debt	$2,211,309		$2,143,057
Credit Agreement EBITDA (trailing twelve months) (23)	$1,080,847		$1,069,878
Credit Agreement Net Leverage Ratio	2.05	x	2.00	x

	December 31, 2019
Total Debt	Balance		Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$45,000		ABR+25bps(b)		5.000%	11/12/2024
Senior Secured Term Loan B	1,070,000		LIBOR+175 bps(c)		3.542%	11/12/2026
Senior Unsecured Notes(d)	500,000		5.75% Fixed	5.750%	5.750%	9/15/2025
Senior Unsecured Notes(d)	400,000	(e)	5.75% Fixed	5.115%	5.750%	9/15/2025
Senior Unsecured Notes(f)	400,000		4.625% Fixed	4.625%	4.625%	11/15/2027
Total / Weighted Average	$2,415,000				4.571%

(a)	The Revolving Credit Facility has a borrowing capacity of $750 million.

(b)	The alternate base rate (ABR) was the effective PRIME rate on December 31, 2019, the date of the borrowing.

(c)	The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(d)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(e)	Does not include unamortized premium of approximately $8.6 million as of December 31, 2019.

(f)	The Senior Unsecured Notes were issued in November 2019 at par.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2019		Q3 2019		Change		Q4 2018		Change
Advisors
Advisors	16,464		16,349		1%		16,109		2%
Net New Advisors	115		188		n/m		(65)		n/m
Annualized commission and advisory fees per Advisor(24)	$246		$243		1%		$234		5%
Average Total Assets per Advisor ($ in millions)(25)	$46.4		$44.0		5%		$39.0		19%
Transition assistance loan amortization ($ in millions)(26)	$26.1		$24.4		7%		$21.3		23%
Total client accounts (in millions)	5.7		5.5		4%		5.4		6%

Employees - period end	4,343		4,353		—%		4,229		3%

Productivity Metrics
Advisory Revenue as a % of Corporate Advisory Assets (27)	1.02%		1.02%		—		1.05%		(3	bps)
Gross Profit ROA (28)	30.7	bps	31.4	bps	(0.7	bps)	29.7	bps	1.0	bps
OPEX as a % of Brokerage and Advisory Assets (29)	18.3	bps	18.7	bps	(0.4	bps)	18.8	bps	(0.5	bps)
EBIT ROA (30)	12.4	bps	12.8	bps	(0.4	bps)	10.9	bps	1.5	bps
Production Retention Rate (YTD annualized) (31)	96.5%		96.3%		20	bps	95.9%		60	bps
Recurring Gross Profit Rate (32)	85.9%		87.1%		(120	bps)	86.7%		(80	bps)
EBITDA as a % of Gross Profit	44.9%		46.1%		(120	bps)	45.6%		(70	bps)

Capital Expenditure ($ in millions)	$52.1		$40.7		28%		$47.5		10%

Share Repurchases ($ in millions)	$120.0		$130.3		(8%)		$117.8		2%
Dividends ($ in millions)	20.2		20.5		(1%)		21.5		(6%)
Total Capital Allocated ($ in millions)	$140.2		$150.8		(7%)		$139.3		1%
Weighted-average Share Count, Diluted	82.7		83.8		(1%)		88.2		(6%)
Total Capital Allocated per Share(33)	$1.70		$1.80		(6%)		$1.58		8%

Endnote Disclosures

(1)
Represents the estimated total brokerage and advisory assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.

(2)	Compliance with the Credit Agreement Net Leverage Ratio is only required under the revolving credit facility.

(3)
Certain information presented on pages 9-16 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” on page 4.

(4)
Production based payout is an operating measure calculated as a commission and advisory expense less advisor deferred compensation expense. Below is a reconciliation of production based payout against the Company’s commission and advisory expense for the periods presented (in thousands):

	Q4 2019	Q3 2019	Q2 2019	Q4 2018
Production based payout	$876,654	$857,384	$831,178	$818,382
Advisor deferred compensation expense	17,177	(749)	6,844	(25,072)
Commission and advisory expense	$893,831	$856,635	$838,022	$793,310

(5)
Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from client cash programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(6)
Interest income and other, net is an operating measure calculated as interest income, net of interest expense plus other revenue, less advisor deferred compensation expense. Below is a reconciliation of interest income and other, net against the Company’s interest income, net of interest expense and other revenue for the periods presented (in thousands):

	Q4 2019	Q3 2019	Q2 2019	Q4 2018
Interest income, net of interest expense	$10,966	$11,531	$11,690	$11,784
Plus: Other revenue	19,534	1,276	10,737	(23,702)
Less: Advisor deferred compensation expense	(17,177)	749	(6,844)	25,072
Interest income and other, net	$13,323	$13,556	$15,583	$13,154

(7)
Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 4 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented:

	Q4 2019	Q3 2019	Q2 2019	Q4 2018
Operating Expense Reconciliation (in thousands)
Core G&A	$230,182	$215,198	$210,514	$216,185
Regulatory charges	7,893	7,905	8,632	9,593
Promotional	51,050	61,715	41,423	45,141
Employee share-based compensation	7,179	7,414	7,306	5,045
Total G&A	296,304	292,232	267,875	275,964
Commissions and advisory	893,831	856,635	838,022	793,310
Depreciation & amortization	25,663	24,062	22,584	21,897
Amortization of intangible assets	16,631	16,286	16,249	15,672
Brokerage, clearing and exchange	15,927	16,380	15,994	16,000
Total operating expenses	$1,248,356	$1,205,595	$1,160,724	$1,122,843

(8)
Consists of total advisory assets under custody at LPL Financial. Q3 2019 and Q4 2019 also included advisory assets serviced by investment advisor representatives of Allen & Company of Florida, LLC ("Allen & Company") that were onboarded to LPL Financial's custodial platform in Q4 2019.

(9)
Consists of brokerage assets serviced by advisors licensed with LPL Financial. Q3 2019 and Q4 2019 also included brokerage assets serviced by advisors licensed with Allen & Company that were onboarded to LPL Financial's custodial platform in Q4 2019.

(10)	Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial or Allen & Company.

(11)
Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(12)	Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios, and Guided Wealth Portfolios platforms.

(13)
Consists of total client deposits into advisory accounts including advisory assets serviced by Allen & Company advisors less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(14)
Consists of total client deposits into brokerage accounts including brokerage assets serviced by Allen & Company advisors less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively.

(15)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(16)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(17)	Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 10) less total client withdrawals from advisory accounts on its corporate advisory platform.

(18)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 11) less total client withdrawals from advisory accounts on its independent advisory platform.

(19)	Consists of total client deposits into centrally managed assets accounts (FN 12) less total client withdrawals from centrally managed assets accounts.

(20)	Calculated by dividing revenue for the period by the average balance during the period.

(21)
Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received, or fees paid.

(22)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(23)
Credit Agreement EBITDA is a non-GAAP financial measure. Please see a description of Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 4 of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters. Below is a reconciliation of Credit Agreement EBITDA to net income for the periods presented:

	Q4 2019	Q3 2019
Credit Agreement EBITDA (trailing twelve months)
Net income	$559,880	$553,502
Non-operating interest expense	130,001	130,373
Provision for income taxes	181,955	185,777
Loss on extinguishment of debt	3,156	—
Depreciation and amortization	95,779	92,013
Amortization of intangible assets	65,334	64,375
EBITDA	$1,036,105	$1,026,040
Credit Agreement Adjustments:
Employee share-based compensation expense	$29,866	$27,732
Advisor share-based compensation expense	2,992	2,889
Other	11,884	13,217
Credit Agreement EBITDA (trailing twelve months)	$1,080,847	$1,069,878

(24)	Calculated based on the average advisor count from the current period and prior period.

(25)	Calculated based on the end of period total brokerage and advisory assets divided by end of period advisor count.

(26)	Represents the amortization expense amount of forgivable loans for transition assistance to advisors and financial institutions.

(27)	Represents advisory revenue as a percentage of Corporate Platform Advisory Assets (FN 10) for the trailing twelve month period.

(28)	Represents Gross Profit (FN 3) for the trailing twelve month period, divided by average month-end total brokerage and advisory assets for the trailing twelve month period.

(29)
Represents operating expenses for the trailing twelve month period, excluding production-related expense, divided by average month-end total brokerage and advisory assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes core G&A (FN 7), regulatory, promotional, employee share-based compensation, depreciation & amortization, and amortization of intangible assets.

(30)	EBIT ROA is calculated as Gross Profit ROA less OPEX as a % of Total Brokerage and Advisory Assets.

(31)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(32)
Recurring Gross Profit Rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs, and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.

(33)	Capital Allocated per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(34)
EPS Prior to Amortization of Intangible Assets is a non-GAAP financial measure. Please see a description of EPS Prior to Amortization of Intangible Assets under “Non-GAAP Financial Measures” on page 4 of this release for additional information. Below is a reconciliation of EPS Prior to Amortization of Intangible Assets to the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q4 2019
EPS	$1.53
Amortization of Intangible Assets	16,631
Tax Benefit	(4,657)
Amortization of Intangible Assets Net of Tax Benefit	$11,974
Diluted Share Count	82,695
EPS Impact	$0.15
EPS Prior to Amortization of Intangible Assets	$1.68